Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Global Blue Group Holding AG
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, nominal value CHF 0.01 per share(1)	Rule 457(c)	4,876,358(2)	$5.52(3)(4)	$26,893,115	$153.10 per $1,000,000	$4,117.34	-	-	-	-
Fees Previously Paid	Equity	Ordinary Shares, nominal value CHF 0.01 per share(1)	Rule 457(c)	4,092,072(2)	$4.77(4)	$19,519,184	$147.60 per $1,000,000	$2,881.03	-	-	-	-
Carry Forward Securities
Carry Forward Securities (Primary)	Equity	Ordinary Shares, nominal value CHF 0.01 per share	415(a)(6)	48,420,091(1)(5)	(9)	(9)	-	(9)	Form F-1, Form F-3	333-248927; 333-259200	October 8, 2020	(9)
Carry Forward Securities (Secondary)	Equity	Ordinary Shares, nominal value CHF 0.01 per share	415(a)(6)	173,744,602(1)(6)	(9)	(9)	-	(9)	Form F-1, Form F-1, Form F-3	333-248927; 333-254630; 333-259200	October 8, 2020; March 26, 2021	(9)
	Equity	Global Blue Warrants	415(a)(6)	9,766,667(1)(7)	(9)	(9)	-	(9)	Form F-1, Form F-3	333-248927; 333-259200	October 8, 2020	(9)
	Equity	Series A Preferred Shares	415(a)(6)	17,684,141(1)(8)	(10)	-	-	-	Form F-1, Form F-3	333-248927; 333-259200	October 8, 2020	-
	Total Offering Amounts					$46,412,299 (9)(11)	$153.10 per $1,000,000 $147.60 per $1,000,000	$6,998.37
	Total Fees Previously Paid					-	-	$256,090.27 (4)(9)
	Total Fee Offsets					-	-	-
	Net Fee Due					-	-	$4,117.34(12)
(1) Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by Global Blue Group Holding AG (the “Company”) in connection with any stock split, stock dividend or similar transaction.
(2) The Company’s initial filing of this registration statement on September 12, 2024 (the “Initial Form F-3”) provided for the registration of 4,092,072 newly registered ordinary shares of the Company registered for resale by the selling securityholders named from time to time in this registration statement, comprised of (x) 2,592,072 ordinary shares underlying restricted share awards, options and other incentive awards that are currently outstanding and (y) 1,500,000 ordinary shares that are expected to be issued to such selling securityholders upon the vesting or exercise of restricted share awards, options and other incentive awards to be issued). This current Amendment No. 1 to the Initial

Form F-3 provides for the registration of 8,968,430 newly registered ordinary shares of the Company registered for resale by the selling securityholders named from time to time in this registration statement, comprised of (x) 7,468,430 ordinary shares underlying restricted share awards, options and other incentive awards that are currently outstanding and (y) 1,500,000 ordinary shares that are expected to be issued to such selling securityholders upon the vesting or exercise of restricted share awards, options and other incentive awards to be issued). Accordingly, the Company is paying an additional registration fee based on the current registration fee rate on the additional $26,893,115 aggregate offering amount of the additional 4,876,358 newly registered ordinary shares of the Company being registered.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices of the Company’s ordinary shares reported on November 18, 2024, which was $5.52 per share.
(4) $2,881.03 of registration fee was previously paid at the time of the filing of the Initial Form F-3, based on the registration fee rate then in effect at the time of such filing. An additional $4,117.34 of registration fee is being paid currently, based on the current registration fee rate, to cover the additional $26,893,115 aggregate offering amount of the additional 4,876,358 newly registered ordinary shares of the Company being registered, as described in footnote (2).
(5) Represents the aggregate of (i) 30,735,950 ordinary shares of the Company issuable upon the exercise of the existing warrants of the Company (the “Global Blue Warrants”) at an exercise price of $11.50 per ordinary share (subject to adjustment); and (ii) 17,684,141 ordinary shares of the Company issuable in connection with the exercise of the conversion privilege attached to the Series A preferred shares of the Company (the “Series A Preferred Shares”).
(6) Represents the aggregate of 173,744,602 ordinary shares of the Company registered for resale by the selling securityholders named in this registration statement (including 27,450,808 ordinary shares of the Company issuable upon the exercise of the Global Blue Warrants and the conversion privilege attached to the Series A Preferred Shares).
(7) Represents the Global Blue Warrants held by SL Globetrotter, L.P. (“Globetrotter”), Global Blue Holding L.P. (“Cayman Holdings”) and certain members of management of the Company.
(8) Represents the Series A Preferred Shares, which may be converted into ordinary shares of the Company, under certain circumstances, on a cashless and one-for-one basis.
(9) On September 18, 2020, the Company filed a registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-248927) (the “First F-1 Registration Statement”) related to (i) 54,567,963 ordinary shares of the Company issuable upon the exercise of the Global Blue Warrants and the exercise of the conversion privilege attached to the Series A Preferred Shares, (ii) the offer and resale by selling securityholders named therein of an aggregate of 187,755,946 ordinary shares of the Company (including 9,766,667 ordinary shares of the Company issuable upon the exercise of the Global Blue Warrants and 23,717,989 ordinary shares of the Company issuable in connection with the exercise of the conversion privilege attached to the Series A Preferred Shares), (iii) the offer and resale by selling securityholders named therein of an aggregate of 9,766,667 Global Blue Warrants and (iv) the offer and resale by selling securityholders named therein of an aggregate of 23,717,989 Series A Preferred Shares, which was subsequently declared effective by the SEC on October 8, 2020. On July 1, 2021, the Company filed a Post-Effective Amendment No. 1 to the First F-1 Registration Statement, which was subsequently declared effective by the SEC on July 8, 2021.
On March 23, 2021, the Company filed a registration statement on Form F-1 with the SEC (File No. 333-254630) (the “Second F-1 Registration Statement”) related to the offer and resale by selling stockholders named therein of an aggregate of 6,666,665 ordinary shares of the Company, which was subsequently declared effective by the SEC on March 26, 2021. On July 1, 2021, the Company filed a Post-Effective Amendment No. 1 to the Second F-1 Registration Statement, which was subsequently declared effective by the SEC on July 8, 2021.
On August 31, 2021, the Company filed a registration statement on Form F-3 with the SEC (File No. 333-259200) (the “First F-3 Registration Statement,” and together with the First F-1 Registration Statement and the Second F-1 Registration Statement, the “Prior Registration Statements”), which constituted a post-effective amendment to each of the First F-1 Registration Statement and Second F-1 Registration Statement and converted each such registration statements into a registration statement on Form F-3. The First F-3 Registration Statement related to (i) 30,735,950 ordinary shares of the Company issuable upon the exercise of the Global Blue Warrants and the exercise of the conversion privilege attached to the Series A Preferred Shares, (ii) the offer and resale by selling securityholders named therein of an aggregate of 188,253,828 ordinary shares of the Company (including 9,766,667 ordinary shares of the Company issuable upon the exercise of the Global Blue Warrants and 27,555,179 ordinary shares of the Company issuable in connection with the exercise of certain outstanding Global Blue Warrants and the conversion privilege attached to the Series A Preferred Shares), (iii) the offer and resale by selling securityholders named therein of an aggregate of 9,766,667 Global Blue Warrants and (iv) the offer and resale by selling securityholders named therein of an aggregate of 17,788,512 Series A Preferred Shares, which was subsequently declared effective by the SEC on September 13, 2021.
As of the date of the filing of this registration statement, the 48,420,091 ordinary shares to be sold by the Company and registered under the Prior Registration Statements remained unsold (the “Unsold Primary Securities”) and (i) 146,293,794 ordinary shares, (ii) 9,766,667 Global Blue Warrants and (iii) 17,684,141 Series A Preferred Shares, in each case, to be sold by selling securityholders from time to time and registered under the Prior Registration Statements remained unsold (the “Unsold Secondary Securities” and, together with the Unsold Primary Securities, the “Unsold Securities”). A registration fee of $244,190.30 (based on the filing fee rate in effect at the time of the filing of the First F-1 Registration Statement) and a registration fee of $9,018.94 (based on the filing fee rate in effect at the time of the filing of the Second F-1 Registration Statement) were previously paid in connection with the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, all of the Unsold Securities (and associated filing fees) are being carried forward and registered under this registration statement, and no additional registration fee is being paid. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.
(10) In accordance with Rule 457(i) under the Securities Act, the registration fee for the Series A Preferred Shares is being calculated with respect to the ordinary shares issuable upon conversion of the Series A Preferred Shares, and no additional filing fee is payable for the Series A Preferred Shares because no additional consideration will be received in connection with the exercise of the conversion privilege.
(11) Amount shown represents the $46,412,299 maximum aggregate offering price of the 8,968,430 newly registered ordinary shares of the Company that do not constitute Unsold Securities.
(12) Amount shown represents the registration fee with respect to the 4,876,358 newly registered ordinary shares of the Company for which fees have not previously been paid. As described in footnotes (4) and (9), the registration fees for (i) 4,092,072 newly registered ordinary shares and (ii) all Unsold Securities were previously paid.